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                                                                   EXHIBIT 23.3

                                                       BEAR, STEARNS & CO. INC.

                                                                245 PARK AVENUE
                                                       NEW YORK, NEW YORK 10167
                                                                 (212) 272-2000

                                                                ATLANTA--BOSTON
                                                   CHICAGO--DALLAS--LOS ANGELES
                                                        NEW YORK--SAN FRANCISCO
                                                              GENEVA--HONG KONG
                                                           LONDON--PARIS--TOKYO

November 25, 1998

Board of Directors
McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, California 94104

Ladies and Gentlemen:

  We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") of McKesson Corporation, a Delaware corporation ("McKesson"), of our opinion letter appearing as Annex D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement and to the references to our firm name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Bear, Stearns & Co. Inc.

By: /s/ Kevin P. Clarke
  -------------------------
  Name: Kevin P. Clarke
  Title: Senior Managing Director